                                                                                     NEWS RELEASE

Corporate Offices:
1328 Racine Street
Racine, WI  53403

FOR IMMEDIATE RELEASE

Contact: Christopher J. Eperjesy
(262) 638-4343

TWIN DISC, INC. ANNOUNCES FISCAL 2014
THIRD QUARTER FINANCIAL RESULTS

• Demand from Customers in Asia Continues at Record Levels
• Challenges in some North American and most European Markets Persist
• Improving Outlook for North American Oil and Gas
• Net Cash at March 28, 2014 was $1,313,000
• Six-Month Backlog at March 28, 2014 up slightly to $57,599,000

RACINE, WISCONSIN—April 29, 2014— Twin Disc, Inc. (NASDAQ: TWIN), today reported financial results for the fiscal 2014 third quarter ended March 28, 2014.

Sales for the fiscal 2014 third quarter declined to $60,705,000, from $68,232,000 for the same period last year.  Year-to-date, sales were $190,343,000, compared to $209,351,000 for the fiscal 2013 nine months.  The decrease in sales resulted from lower levels of business in both North American and European markets and continued weakness in the global mega yacht market.  Offsetting this were higher shipments to customers in Asian markets.  In addition, global demand for commercial marine transmission systems remains strong but less than the record levels experienced in fiscal 2013.

Commenting on the results, John H. Batten, President and Chief Executive Officer, said: “The challenges we have experienced throughout fiscal 2014 persisted during the third quarter.  Specifically, lower levels of activity from North American and European customers continued to influence our results.  Additionally, the severe winter weather throughout most of the U.S. and Canada, while difficult to quantify, impacted the performance of our supply chain causing some shipments to be delayed, and there was a general low level of order activity for both new units and spares during the quarter.  However, we continued to experience favorable demand trends from customers in Asia for both pressure pumping and commercial marine products as a result of overall economic growth in the region and market share gains.  Towards the end of the quarter, demand for our pressure pumping transmission systems began increasing in North America, and we are hopeful that these recent trends will continue as the excess field inventory situation continues to improve.”

Gross margin for the fiscal 2014 third quarter was 27.4 percent, compared to 25.9 percent in the fiscal 2013 third quarter.  The increase in fiscal 2014 third quarter gross margin was the result of a more profitable mix of business.  Year-to-date, gross margin was 29.3 percent, compared to 28.4 percent for the fiscal 2013 nine months.

For the fiscal 2014 third quarter, marketing, engineering and administrative (ME&A) expenses, as a percentage of sales, were 27.8 percent, compared to 25.5 percent for the fiscal 2013 third quarter.  ME&A expenses decreased $535,000 versus the same period last fiscal year.  Year-to-date, ME&A expenses, as a percentage of sales, were 26.0 percent, compared to 24.3 percent for the fiscal 2013 nine months.  For the fiscal 2014 nine month period, ME&A expenses decreased $1,223,000 versus the same period last fiscal year.  Stock based compensation expense decreased $1,181,000 and $1,478,000 for the third fiscal quarter and year-to-date, respectively, compared to the prior fiscal year.  The net decrease in ME&A expenses relates to a continued focus on controlled spending at the Company’s European and North American operations and the noted decrease in stock based compensation expense this fiscal year compared to fiscal 2013 partially offset by increased spending in the Company’s growing Asian operations and increased spending on corporate projects.

The fiscal 2014 third quarter tax benefit on near break-even, pre-tax results was impacted by a reduced effective rate driven by a change in the jurisdictional mix of earnings along with provision to return adjustments for the federal and various state tax returns filed in the quarter.  The fiscal 2013 third quarter tax expense was primarily impacted by foreign tax credits following final settlement of an IRS audit and the completion of the fiscal 2012 federal tax return.  The year-to-date effective tax rate for fiscal 2014 is 65.4 percent, which is significantly higher than the prior year rate of 46.6 percent.  However, the effective rates in both years are impacted by the non-deductibility of operating losses in a certain foreign jurisdiction that is subject to a full valuation allowance.  Adjusting both fiscal years for the non-deductible losses, the fiscal 2014 year-to-date rate would have been 33.3 percent compared to 37.6 percent for the same period in fiscal 2013.  The fiscal 2014 rate was favorably impacted by a change in the jurisdictional mix of earnings, along with favorable provision to return adjustments recorded in the fiscal 2014 third quarter.

The net loss attributable to Twin Disc for the fiscal 2014 third quarter was $393,000, or $0.03 per share, compared to a net loss of $757,000, or $0.07 per share, for the fiscal 2013 third quarter. Year-to-date, net earnings attributable to Twin Disc were $1,402,000, or $0.12 per diluted share, compared to $3,835,000, or $0.34 per diluted share for the fiscal 2013 nine months.

Earnings before interest, taxes, depreciation and amortization (EBITDA)* were $2,381,000 for the fiscal 2014 third quarter, compared to $2,929,000 for the fiscal 2013 third quarter.  For the fiscal 2014 nine months, EBITDA was $13,012,000, compared to $16,413,000 for the fiscal 2013 comparable period.

Christopher J. Eperjesy, Vice President — Finance, Chief Financial Officer and Treasurer, stated: “Our balance sheet remains strong as we continue to focus our capital allocation on growth producing initiatives.  At March 28, 2014 we had total debt of $25,047,000 and cash of $26,360,000.  Working capital at March 28, 2014 was $127,470,000 compared to $124,969,000 at June 30, 2013.  Working capital should improve during the fiscal 2014 fourth quarter as we anticipate inventory levels to decline from the third quarter level.  Year-to-date, we have invested $5,183,000 in capital expenditures as we focus on modernizing core manufacturing, assembly and testing processes, and investing in machinery and equipment that improves productivity and the cost competitiveness of the Company.”

Mr. Batten concluded: “Our six-month backlog at March 28, 2014 was $57,599,000, compared to $56,161,000 at December 27, 2013 and $64,879,000 at March 29, 2013.  The six-month backlog reflects an improvement in demand from the North American oil and gas market.  We are cautiously optimistic current demand trends and order inquiries from North American pressure pumping customers may reflect the beginning of a recovery in this market and we anticipate the fourth quarter will show sequential improvements in sales and profitability.  With transmission systems dedicated to mid to high horsepower pressure pumping applications and extremely competitive lead times, we are positioned for growth as this market recovers.  In addition, our global market share within our other major categories continues to increase as we invest in new product development, customer service capabilities, and our international operations.  We are capitalizing on the long-term trends of our markets and committed to creating value for our customers, employees and shareholders.”

Twin Disc will be hosting a conference call to discuss these results and to answer questions at 11:00 a.m. Eastern Time on Tuesday, April 29, 2014. To participate in the conference call, please dial 877-941-2068 five to ten minutes before the call is scheduled to begin. A replay will be available from 2:00 p.m. April 29, 2014 until midnight May 6, 2014. The number to hear the teleconference replay is 877-870-5176. The access code for the replay is 4678880.

The conference call will also be broadcast live over the Internet. To listen to the call via the Internet, access Twin Disc's website at http://ir.twindisc.com/index.cfm and follow the instructions at the web cast link. The archived web cast will be available shortly after the call on the Company's website.

About Twin Disc, Inc.
Twin Disc, Inc. designs, manufactures and sells marine and heavy-duty off-highway power transmission equipment.  Products offered include: marine transmissions, surface drives, propellers and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches and control systems.  The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government and industrial markets.  The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network.

Forward-Looking Statements
This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including those identified in the Company’s most recent periodic report and other filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved.

*Non-GAAP Financial Disclosures
Financial information excluding the impact of foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts.  These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definition – Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
The sum of, net earnings and adding back provision for income taxes, interest expense, depreciation and amortization expenses: this is a financial measure of the profit generated excluding the above mentioned items.
--Financial Results Follow--

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (In thousands, except per-share data; unaudited)
	Three Months Ended		Nine Months Ended
	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013

Net sales	$60,705	$68,232	$190,343	$209,351
Cost of goods sold	44,095	50,558	134,522	149,949
Gross profit	16,610	17,674	55,821	59,402

Marketing, engineering and
administrative expenses	16,870	17,405	49,572	50,795
Restructuring of operations	-	-	1,094	-
(Loss) earnings from operations	(260)	269	5,155	8,607
Interest expense	220	366	697	1,001
Other expense (income), net	68	(129)	(85)	(24)
(Loss) earnings before income taxes and noncontrolling interest	(548)	32	4,543	7,630
Income taxes	(188)	640	2,973	3,552

Net (loss) earnings	(360)	(608)	1,570	4,078
Less: Net earnings attributable to
noncontrolling interest, net of tax	(33)	(149)	(168)	(243)
Net (loss) earnings attributable to Twin Disc	$(393)	$(757)	$1,402	$3,835

(Loss) earnings per share data:
Basic (loss) earnings per share attributable to Twin Disc common shareholders	$(0.03)	$(0.07)	$0.12	$0.34
Diluted (loss) earnings per share attributable to Twin Disc common shareholders	$(0.03)	$(0.07)	$0.12	$0.34

Weighted average shares outstanding data:
Basic shares outstanding	11,265	11,243	11,256	11,327
Diluted shares outstanding	11,265	11,243	11,262	11,400

Dividends per share	$0.09	$0.09	$0.27	$0.27

Comprehensive income (loss):
Net (loss) earnings	$(360)	$(608)	$1,570	$4,078
Other comprehensive income (loss): Foreign currency translation adjustment	1,054	(874)	4,053	2,520
Benefit plan adjustments, net	528	676	1,506	1,996
Comprehensive income (loss)	1,222	(806)	7,129	8,594
Comprehensive income attributable to noncontrolling interest	(33)	(149)	(168)	(243)
Comprehensive income (loss) attributable to Twin Disc	$1,189	$(955)	$6,961	$8,351

RECONCILIATION OF CONSOLIDATED NET (LOSS) EARNINGS TO EBITDA (In thousands; unaudited)
	Three Months Ended		Nine Months Ended
	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013
Net (loss) earnings attributable to Twin Disc	$(393)	$(757)	$1,402	$3,835
Interest expense	220	366	697	1,001
Income taxes	(188)	640	2,973	3,552
Depreciation and amortization	2,742	2,680	7,940	8,025
Earnings before interest, taxes, depreciation and amortization	$2,381	$2,929	$13,012	$16,413

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts; unaudited)

	March 28,	June 30,
	2014	2013
ASSETS
Current assets:
Cash	$26,360	$20,724
Trade accounts receivable, net	33,489	46,331
Inventories, net	105,131	102,774
Deferred income taxes	5,221	5,280
Other	13,055	13,363

Total current assets	183,256	188,472

Property, plant and equipment, net	60,986	62,315
Goodwill, net	13,526	13,232
Deferred income taxes	6,322	7,614
Intangible assets, net	2,947	3,149
Other assets	8,891	10,676

TOTAL ASSETS	$275,928	$285,458

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$3,625	$3,681
Accounts payable	19,665	20,651
Accrued liabilities	32,496	39,171

Total current liabilities	55,786	63,503

Long-term debt	21,422	23,472
Accrued retirement benefits	45,803	48,290
Deferred income taxes	2,589	2,925
Other long-term liabilities	3,881	3,706

Total liabilities	129,481	141,896

Twin Disc shareholders’ equity: Common shares authorized: 30,000,000; Issued: 13,099,468; no par value	11,676	13,183
Retained earnings	182,467	184,110
Accumulated other comprehensive loss	(20,256)	(25,899)

	173,887	171,394
Less treasury stock, at cost (1,834,595 and 1,886,516 shares, respectively)	28,095	28,890

Total Twin Disc shareholders' equity	145,792	142,504

Noncontrolling interest	655	1,058
Total equity	146,447	143,562

TOTAL LIABILITIES AND EQUITY	$275,928	$285,458

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)
	Nine Months Ended
	March 28, 2014	March 29, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$1,570	$4,078
Adjustments to reconcile to net earnings to cash provided
by operating activities:
Depreciation and amortization	7,940	8,025
Restructuring of operations	1,094	-
Other non-cash changes, net	441	1,679
Net change in working capital, excluding cash	6,742	(2,980)
Net cash provided by operating activities	17,787	10,802

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of fixed assets	(5,183)	(5,118)
Proceeds from sale of fixed assets	121	181
Other, net	(244)	(232)
Net cash used by investing activities	(5,306)	(5,169)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	-	38
Payments of notes payable	(59)	(96)
Payments of long-term debt	-	(95)
Borrowings under revolving loan agreement	48,550	65,200
Repayments under revolving loan agreement	(50,600)	(62,500)
Proceeds from exercise of stock options	-	189
Dividends paid to shareholders	(3,045)	(3,066)
Acquisition of Treasury stock	-	(3,069)
Dividends paid to noncontrolling interest	(487)	(204)
Excess tax benefits from stock compensation	524	1,276
Payments of withholding taxes on stock compensation	(2,170)	(1,700)
Net cash used by financing activities	(7,287)	(4,027)

Effect of exchange rate changes on cash	442	(146)

Net change in cash	5,636	1,460

Cash:
Beginning of period	20,724	15,701

End of period	$26,360	$17,161

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